ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

Exhibit 99.1

NEWS RELEASE

Abraxas to Present at the IPAA Oil & Gas Investment Symposium

SAN ANTONIO (April 16, 2009) – Abraxas Petroleum Corporation (NASDAQ:AXAS) is scheduled to present at the Independent Petroleum Association of America’s (“IPAA”) Oil & Gas Investment Symposium being held April 20-22, 2009 in New York.

The presentation is scheduled to begin at 10:00 a.m. Eastern Time on Wednesday, April 22, 2009.  The live audio webcast with the corresponding PowerPoint presentation will be available at http://www.investorcalendar.com/CEPage.asp?ID=143834 or on the Company’s web site, http://www.abraxaspetroleum.com, in the Investor Relations section under Webcasts / Presentations.  The webcast including the slide presentation will be archived on the Company’s web site for 60 days.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations principally in Texas and the Rocky Mountains.  Abraxas Petroleum Corporation also owns a 47% interest in an upstream master limited partnership, Abraxas Energy Partners, L.P., which entitles Abraxas Petroleum Corporation to receive its proportionate share of cash distributions made by the Partnership.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/ Vice President - Corporate Development
Phone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com

18803 Meisner Drive
San Antonio, Texas 78258
Phone: 210.490.4788    Fax: 210.918.6675